Exhibit 1.8

     LASALLE FUNDING LLC

$2,500,000,000

LaSalleNotes®

Fully and Unconditionally Guaranteed By

ABN AMRO HOLDING N.V. and ABN AMRO BANK N.V.

Form of Selling Agent Agreement

September 29, 2006

LaSalle Financial Services, Inc.	Merrill Lynch, Pierce, Fenner & Smith
327 Plaza Real, Suite 225	Incorporated
Boca Raton, FL 33432	4 World Financial Center, North Tower
New York, NY 10080

A.G. Edwards & Sons, Inc.	Morgan Stanley & Co. Incorporated
One North Jefferson Avenue, 7th Floor	1585 Broadway, 2nd Floor
St. Louis, MO 63103	New York, New York 10036

Banc of America Securities LLC	Northern Trust Securities, Inc.
Hearst Tower	50 South LaSalle Street
214 N. Tryon Street	Suite B-12, 12th Floor
Charlotte, NC 28255	Chicago, IL 60675

Bear, Stearns & Co., Inc.	Raymond James & Associates Inc.
383 Madison Ave.	880 Carillon Parkway,
New York, NY 10179	Tower 3, 3rd Floor
St. Petersburg, FL 33716-2749

Citigroup Global Markets Inc.	RBC Dain Rauscher Inc.
388 Greenwich Street, 32nd Floor	1211 Avenue of the Americas
New York, NY 10013	Suite 3201
New York, NY 10036

Edward D. Jones & Co., L.P.	UBS Securities LLC
12555 Manchester Rd., 2nd Floor	One Stamford Forum
St. Louis, MO 63131	201 Tresser Blvd.
Stamford, CT 06901

Fidelity Capital Markets Services,	Wachovia Securities, LLC
a division of National Financial Services LLC	901 East Byrd Street
200 Seaport Blvd. -- Mail Zone Z2H	Riverfront Plaza, West Tower 3rd Floor
Boston, MA 02210	Richmond, VA 23219

Charles Schwab & Co., Inc.
345 California Street
19th floor (19-115)
San Francisco, CA 94104

Dear Sirs:

     LaSalle Funding LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell up to $2,500,000,000 aggregate principal amount of its LaSalleNotes® (the “Notes”) pursuant to the provisions of the Indenture, dated as of September 15, 2006 (as further supplemented from time to time, the “Indenture”), among the Company, ABN AMRO Holding N.V., a public limited liability company incorporated under the laws of the Netherlands (“Holding”), ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of the Netherlands (“Bank”) and The Bank of New York Trust Company N.A., as trustee (the “Trustee”). The Notes will be unconditionally guaranteed (the “Guarantee”) by the Bank and Holding (the “Guarantors”), and shall have the maturity ranges, interest rates and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Notes will be issued, and the terms thereof established, from time to time by the Company in accordance with the Indenture. The Notes and the Guarantee are sometimes collectively referred to herein as the “Securities”.

     Subject to the terms and conditions contained in this Selling Agent Agreement (this “Agreement”), the Company hereby (1) appoints each of you as an agent of the Company (individually, an “Agent” and collectively the “Agents”) for the purpose of soliciting and receiving offers to purchase Notes from the Company and you hereby agree to use your reasonable best efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof and (2) agrees that whenever it determines to sell Notes to you as principal pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined in Section IV(b) below) relating to such sale in accordance with the provisions of Section IV(b) hereof among the Company, the Guarantors and LaSalle Financial Services, Inc. (the “Purchasing Agent”), with the Purchasing Agent purchasing such Notes as principal for resale to others. This Agreement shall not be construed to create either an obligation on the part of the Company to sell any Notes or an obligation of any of the Agents to purchase Notes.

I.

     The Company and the Guarantors have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) on Form F-3 (No. 333- ) relating to the Securities and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act not earlier than three years prior to the date hereof. The term “Registration Statement” as used with respect to a particular tranche of Securities, means such registration statement, as deemed revised at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act as such section applies to the Company, the Guarantors and the Agents for such offering of a tranche of Notes pursuant to Rule 430B(f)(1) and Rule 430B(f)(2) under the 1933 Act (the “Effective Time”), including (i) all documents then filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B(f)(1) under the Securities Act, to be part of the

Registration Statement at the Effective Time. The Registration Statement became automatically effective upon filing on September 29, 2006, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company has prepared or will promptly prepare for filing with, or transmission for filing to, the Commission, pursuant to Rule 424 under the Securities Act, a prospectus supplement (the “Prospectus Supplement”) for the purpose of supplying information in respect of the public offering of the Securities. The term “Base Prospectus” means the prospectus included in the Registration Statement exclusive of any supplement filed pursuant to Rule 424. The Base Prospectus, as supplemented by the Prospectus Supplement, is referred to herein as the “Program Prospectus.” Prior to the determination of the final terms of a particular tranche of Securities the term “Prospectus” means the Program Prospectus, and after such determination, such document plus a supplement (the “Pricing Supplement”) prepared for the sale of the particular tranche of Securities and including a description of the final terms of such tranche of Securities and the terms of the offering thereof. The term “Preliminary Prospectus” means a preliminary pricing supplement specifically relating to a tranche of Securities together with the Program Prospectus applicable to the method of offering thereof. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” as used herein means a free writing prospectus that has been prepared or approved by the Company and filed with the Commission in accordance with Rule 433(d) of the Securities Act (including a free writing prospectus containing solely a description of the final terms of the Notes and Guarantee). Any reference herein to the Program Prospectus shall be deemed to include the documents that are incorporated by references therein. The “Pricing Effective Time” as used herein shall occur when either (i) a Permitted Free Writing Prospectus with the final terms of the offering and either the Program Prospectus or a Preliminary Prospectus, or (ii) the Pricing Supplement, prepared by the Company, and the Program Prospectus, shall be made available to the Agents for electronic delivery to purchasers (the documentation in (i) or (ii), as applicable, in the aggregate, the “Pricing Disclosure Material”).

II.

     Each Agent’s obligations to solicit offers to purchase the Notes, and the obligation of the Purchasing Agent to purchase Notes pursuant to any Terms Agreement will be subject at all times to the accuracy of the representations and warranties on the part of the Company and the Guarantors herein and to the accuracy of the statements of the Company’s and the Guarantors’ officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company and the Guarantors of all covenants and agreements herein contained on their part to be performed and observed and to the following additional conditions precedent:

     (a) At the Commencement Date and at each Settlement Date with respect to any applicable Terms Agreement, (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Securities, or which in any way questions or affects the validity of the Securities and (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission; the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and neither the Company nor the Guarantors are the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities, and (iii) there shall have been no material adverse change in the consolidated financial condition of Holding and its subsidiaries, considered as a whole (a “Material Adverse Change”), from that set forth in the Registration Statement and the Prospectus (excluding any amendments or supplements to the Prospectus since the relevant Pricing Effective Time, if any); and you shall have received on the Commencement Date and, if called for by the applicable Terms Agreement, at each Settlement Date a certificate, dated the Commencement Date or such Settlement Date and signed by an executive officer of the Company and the Guarantors to the foregoing effect. The officers signing such certificates may rely upon the best of their knowledge as to proceedings threatened.

     (b) You shall have received a favorable opinion of Clifford Chance Limited Liability Partnership, special Dutch counsel to the Guarantors, dated the Commencement Date, subject to the assumptions and qualifications set out therein, to the effect that:

     (i) Each of the Bank and Holding are: (i) registered as a public limited liability company (naamloze vennootschap), (ii) validly existing under the laws of The Netherlands, and (iii) licensed as a credit institution (kredietinstelling) under the Act on the Supervision of Credit Institutions (Wet Toezicht Kredietwezen) (“ASCI”) and registered as such in the register as referred to in Article 52 of the ASCI; the Bank is duly incorporated on March 29, 1824 and Holding is duly incorporated on May 30, 1990;

     (ii) Each of the Guarantors have: (a) the corporate power and corporate capacity to execute and deliver the Indenture, the Notes and this Agreement, authorize the distribution of the Prospectus on their behalf, undertake and perform the obligations expressed to be assumed by each of them in the Indenture and this Agreement and (b) neither Guarantor omitted to take any internal corporate action in connection with its entering into the Indenture and this Agreement, the absence of which may give it a right to assert against contracting parties acting in good faith that it has not validly entered into the Indenture or this Agreement;

     (iii) this Agreement has been duly executed by the Guarantors and constitutes a valid and legally binding agreement of each of the respective Guarantors, enforceable in accordance with its terms;

     (iv) the Indenture has been duly executed by the Guarantors and constitutes a valid and legally binding agreement of each of the respective Guarantors, enforceable in accordance with its terms;

     (v) no authorizations, licenses, approvals, orders or consents, registrations, recordations or filings with any court, governmental authority, bureau, official agency or body in The Netherlands are required under the laws and regulations of The Netherlands for (or in connection with):

     (A) the distribution by or on behalf of the Guarantors of the Prospectus outside the Netherlands;

     (B) the execution and delivery by the Guarantors of the Indenture, the Notes and this Agreement, and the performance of their respective obligations thereunder; or

     (C) the payment by the Guarantors, when due, of all sums which they may be liable to pay in respect of the Notes under the Guarantee or this Agreement in the currency in which they are stated to be payable;

     provided, however, that with respect to (A) and (B) above, any agent offering securities or distributing the Prospectus in or from The Netherlands (whether electronically or otherwise) will be licensed or exempt pursuant to Articles 7 and 10 inclusively of the Securities Market Supervision Act 1995.

     (vi) in themselves, none of the matters referred to in (v)(A) through (v)(C) above, conflicts or will conflict with or result in a breach of any provision of (or constitute a breach of or default under):

     (A) the Articles of Association of either Guarantor; or

     (B) any law or generally applicable regulation of The Netherlands to which either Guarantor or any of its assets or consolidated subsidiaries are subject,

     which would make the Indenture or this Agreement, or parts thereof, or the Notes or the Guarantee null and void or subject to avoidance or nullification in The Netherlands.

     (vii) the statements in the Registration Statement, as then amended or supplemented, under Item 8, insofar as such statements constitute summaries of the legal matters, referred to therein, fairly summarize the matters referred to therein;

     (viii) the agreement of the Guarantors that the Indenture, the Guarantee, the Notes, and this Agreement shall be governed by and construed in accordance with the laws of the State of New York is legal, valid and binding, and the courts of The Netherlands will observe and give effect to the choice of the laws of the State of New York as the law governing the Indenture, the Notes, the Guarantee and this Agreement in any proceedings in relation to such documents, but when applying the laws of the State of New York as the law governing such documents, the courts of competent jurisdiction of The Netherlands, if any, by virtue of the 1980 Rome Convention on the Law Applicable to Contractual Obligations (the “Rome Convention”):

     (A) may give effect to the mandatory rules of law of another country with which the situation has a close connection, if and insofar as, under the law of the latter country, those rules must be applied whatever the law applicable to such documents (a limitation on the chosen law arising under article 7 (1) of the Rome Convention);

     (B) will apply the law of The Netherlands in a situation where it is mandatory irrespective of the law otherwise applicable to such documents (a limitation on the chosen laws arising under article 7 (2) of the Rome Convention);

     (C) may refuse to apply the laws of the State of New York if such application is manifestly incompatible with the public policy of The Netherlands (a limitation on the chosen laws arising under article 16 of the Rome Convention); and

     (D) shall have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance (article 10(2) of the Rome Convention);

     (ix) the submission by the Guarantors to the non-exclusive jurisdiction of the courts in New York in respect of any proceedings arising out of or in relation to the Indenture, the Notes, the Guarantee and this Agreement is valid and legally binding upon the Guarantors and not subject to unilateral revocation. However, because of the non-exclusive nature of the jurisdiction clause a Netherlands court may assume jurisdiction on the basis of the general provisions of the Judgments Regulation (as defined below) or, if the Judgments Regulation does not apply, of Netherlands domestic rules on international jurisdiction. Furthermore, a competent court in The Netherlands may assume jurisdiction (i) if the defendant enters an appearance and does not contest the jurisdiction prior to defences relating to the merits and, in the event that Council Regulation (EC) No. 44/2001 on Jurisdiction and the Enforcement and Judgments in Civil and Commercial matters of 22 December 2000 (as amended) (the “Judgments Regulation”) does not apply, there is a reasonable ground for jurisdiction of such Netherlands court; (ii) pursuant to Article 254 Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering) in urgent matters, when, in view of the interests of the parties, provisional measures are required, or (iii) in the context of an attachment against either Guarantor or any of its respective assets; and

     (x) when the Notes have been validly executed on behalf of the Company and, authenticated, delivered and paid for in accordance with the terms of this Agreement, the Guarantee will constitute a valid and legally binding obligation of each of the Guarantors, enforceable in accordance with its terms.

     (c) You shall have received a favorable opinion of Davis Polk & Wardwell, counsel for the Company (“Davis Polk”) or, with respect to clauses (ii), (x)(b) and (xii) below, from in-house counsel to the Company or an affiliate thereof reasonably acceptable to you, dated the Commencement Date, to the effect that:

     (i) the Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware;

     (ii) the Company is duly qualified to do business as a foreign limited liability company in Illinois;

     (iii) the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement;

     (iv) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or law;

     (v) the Indenture has been duly qualified under the Trust Indenture Act;

     (vi) the Notes have been duly authorized and, when the terms thereof have been established in accordance with the Indenture and when executed, authenticated, issued and delivered in the manner provided for in the Indenture against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or law;

     (vii) assuming the Indenture has been duly authorized, executed and delivered by the Guarantors and when the Notes have been established in accordance with the Indenture and when executed, authenticated, issued and delivered in the manner provided for in the Indenture against payment therefor, the Guarantee will constitute the legal, valid and binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms, except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or law;

     (viii) this Agreement has been duly authorized, executed and delivered by the Company;

     (ix) no consent, approval, authorization or order of or qualification with any U.S. federal or New York State or Delaware governmental body or agency that in such counsel’s experience is normally applicable to transactions of the type contemplated by the Notes, the Indenture or this Agreement is required for the performance by the Company or the Guarantors of their respective obligations under such agreements (and the Guarantee in respect of the Guarantors only), except such as have been obtained and except that no opinion is expressed herein with respect to (i) the applicability of the securities or Blue Sky laws of the various states in connection with the offer and sale of any Notes or (ii) whether the purchase of any Notes constitutes a “prohibited transaction”

under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended;

     (x) the execution and delivery by the Company and the Guarantors of the Notes, the Indenture or this Agreement, and the performance by each of the Company and the Guarantors of their respective obligations under such agreements (and the Guarantee in respect of the Guarantors only) (a) do not and will not result in any violation of the certificate of formation or the limited liability company agreement of the Company, (b) do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or other instrument binding upon the Company and known to such counsel and (c) do not and will not contravene any provision of applicable U.S. federal, New York State law or Delaware corporate law that in such counsel’s experience is normally applicable to transactions of the type contemplated by such agreements;

     (xi) the statements in the Prospectus under the captions “Description of Debt Securities”, “Description of Notes” and “United States Federal Taxation” insofar as such statements purport to constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters therein described in all material respects;

     (xii) there are no (a) legal or governmental proceedings pending or threatened to which the Company or either Guarantor is a party, or to which any of the properties of the Company or its subsidiaries is subject, that are known to such counsel and that are required to be described in the Registration Statement or the Prospectus and are not so described or (b) statutes, regulations or contracts as they relate to the Company that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

     (xiii) neither the Company nor the Guarantors are, and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, neither the Company nor the Guarantors will be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”);

     (xiv) each document filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Prospectus, as amended or supplemented through the date hereof (except for the financial statements or schedules or other financial or statistical data), appears on its face to be appropriately responsive in all material respects to the applicable requirements of the Exchange Act and the rules and regulations thereunder; and

     (xv) (1) in the opinion of such counsel, the Registration Statement and the Prospectus (except for the financial statements and schedules and other financial and statistical data and any Form T-1 included or incorporated by reference therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (2) nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement or the Base Prospectus included therein (except for the financial statements and schedules and other financial and statistical data and any Form T-1 included or incorporated by reference therein, as to which such counsel need not express any belief) as of the Commencement Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Program Prospectus (except as aforesaid) as of the Commencement Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading.

     Davis Polk will advise you that, based solely on conversations with the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for the purpose have been instituted, are pending or, to such counsel’s knowledge, are contemplated under the Securities Act and no notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form has been received by the Company or either Guarantor.

     Notwithstanding the foregoing, the opinions described in subparagraphs (vi), (vii), (ix), (x)(c), (xi) and (xv)(2)(A) and (B) of paragraph II.(c) above shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Notes the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities issued by the Company or by entities affiliated or unaffiliated with the Company or the Guarantors, baskets of such securities or indices and on such other terms as may be set forth in the relevant pricing supplement specifically relating to the Notes.

     With respect to subparagraph (xv), Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Program Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

     The opinion of Clifford Chance Limited Liability Partnership and Davis Polk & Wardwell described in paragraphs II.(b) and (c) above shall be rendered to you at the request of the Company and the Guarantors and shall so state therein. In addition, such opinions shall expressly provide that any agent that becomes an Agent hereunder following the Commencement Date may rely on such opinion as though it were addressed to such agent (it being understood that such opinion speaks only as of the date of such opinion).

     (d) You shall have received on the Commencement Date a letter dated the Commencement Date from Ernst & Young Accountants, independent auditors, containing statements and information of the type ordinarily included in auditors’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus relating to the Notes.

     (e) You shall have received a favorable opinion of Mayer, Brown, Rowe & Maw LLP, counsel for the Agents, dated such Commencement Date, to the effect set forth in Section II(c) in clauses (iv), (v), (vi), (vii), (viii), (xi) and (xv)(2).

     (f) You shall have received a certificate of the secretary or assistant secretary of each of the Company and the Guarantors as to (i) the certificate of formation of the Company and the Articles of Association of the Guarantors, respectively, (ii) the limited liability company agreement of the Company and the Bylaws, respectively, and (iii) the resolutions of the Company and the Guarantors, respectively, authorizing the issuance and sale of the Securities and certain related matters.

     (g) The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement, are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Securities, or which in any way questions or affects the validity of the Securities, (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose shall be pending before or threatened by the Commission and (iii) there shall have been no Material Adverse Change, each of which conditions shall be met on the corresponding Settlement Date (as defined in Section IV(b) hereof). Further, if specifically called for by any written agreement by the Purchasing Agent to purchase Notes as principal, the Purchasing Agent’s obligations hereunder and under such agreement shall be subject to such of the additional conditions set forth in clause (a), as it relates to the executive officer’s certificate, and clauses (b), (c), (d) and (e) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.

     If any condition specified in this Section shall not have been fulfilled as of the relevant date required, this Agreement and any Terms Agreement may be terminated as to any Agent by notice by such Agent to the Company and the Guarantors at any time at or prior to the Commencement Date or the applicable Settlement Date, and such termination shall be without liability of any party to any other party, except that the covenants set forth in Section III(d) hereof, the provisions of Section XIII hereof, the indemnity and contribution agreements set forth in Section VI hereof, and the provisions of Section X hereof shall remain in effect.

III.

     In further consideration of your agreements herein contained, the Company and the Guarantors covenant as follows:

     (a) To furnish to you, without charge, a copy of (i) the Indenture, (ii) the Registration Statement including exhibits and documents incorporated by reference therein; provided, however, that the Company and the Guarantors shall only be required to provide Holding’s periodic filings to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act to the Purchasing Agent, on behalf of the Agents, on the date on which such filings are to be transmitted for filing with the Commission, to the extent such filings are not made electronically through the Commission’s EDGAR System; and (iii) as many copies of the Prospectus, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

     (b) Before amending or supplementing the Registration Statement or the Prospectus (other than by means of a pricing supplement and other than amendments or supplements (i) in the form of Holding’s periodic filings to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference in the Prospectus or (ii) providing for specific terms of the Notes or any change resulting from the merger of any of the Agents), to furnish you a copy of each such proposed amendment or supplement, and to afford you a reasonable opportunity to comment on any such proposed amendment or supplement.

     (c) To furnish you copies of each amendment to the Registration Statement (other than amendments or supplements to change interest rates and other than amendments or supplements in the form of Holding’s periodic filings to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference in the Prospectus and the Pricing Disclosure Material) and of each amendment and supplement to the Prospectus or the Pricing Disclosure Material in such quantities as you may from time to time reasonably request; and if at any time when the delivery of a Prospectus shall be required by law in connection with sales of any of the Notes, either (i) any event shall have occurred as a result of which the Prospectus or the Pricing Disclosure Material as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) for any other reason it shall be necessary to amend or supplement the latest Prospectus or Pricing Disclosure Material, as then amended or supplemented, or to file under the Exchange Act any document incorporated by reference in the Prospectus and the Pricing Disclosure Material in order to comply with the Securities Act or the Exchange Act, the Company will (A) notify you to suspend the solicitation of offers to purchase Notes and if notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus or the Pricing Disclosure Material, as applicable, as then amended or supplemented and (B), if the Company notifies you that it would like you to resume the solicitation of offers to purchase, promptly prepare and file with the Commission such document incorporated by reference in the Prospectus or the Pricing Disclosure Material or an amendment or supplement to the Registration Statement, the Prospectus or the Pricing Disclosure Material which will correct such statement or omission or effect such compliance and will provide to you without charge a reasonable number of copies thereof, which you shall use thereafter.

     (d) Holding will make generally available to its security holders as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder in the method prescribed by Rule 158 under the Securities Act.

     (e) (i) If the Company, the Guarantors and the Purchasing Agent mutually agree to list Notes on any stock exchange (a “Stock Exchange”), to use their reasonable efforts, in cooperation with the Purchasing Agent, to cause such Notes to be accepted for listing on any such Stock Exchange, in each case as the Company, the Guarantors and the Purchasing Agent shall deem to be appropriate. In connection with any such agreement to list Notes on a Stock Exchange, the Company and the Guarantors shall use their reasonable efforts to obtain such listing promptly and shall furnish any and all documents, instruments, information and undertakings that may be reasonably necessary or advisable in order to obtain and maintain the listing.

     (ii) So long as any Note remains outstanding and listed on a Stock Exchange, if the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact relating to any matter described in the Prospectus the inclusion of which was required by the listing rules and regulations of such Stock Exchange on which any Notes are listed (the “Listing Rules”) or by such Stock Exchange, to provide to the Purchasing Agent information about the change or matter and to amend or supplement the Prospectus in order to comply with the Listing Rules or as otherwise requested by the Stock Exchange.

     (iii) To use reasonable efforts to comply with any undertakings given by it from time to time to any Stock Exchange on which any Notes are listed.

     (f) To notify the Purchasing Agent promptly in writing in the event that either the Company no longer has a security listed on the New York Stock Exchange.

     (g) The Company will notify the Agents immediately, and confirm such notice in writing, of any change in the rating assigned by any nationally recognized statistical rating organization, as such term is defined in Rule 436(g)(2) under the Securities Act, to any debt securities (including the Notes) of the Guarantors, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of any such debt securities.

     (h) The Company will pay the required Commission filing fees related to the Notes within the time required by Rule 456(b)(1) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

     (i) Unless the Company has suspended the solicitation of offers to purchase Notes pursuant to paragraph (a) of Section IV, at your request each of the Company and the Guarantors will deliver or cause to be delivered forthwith to you a certificate signed by two authorized signatories of the Company and the Guarantors, respectively, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in paragraph (a) of Section II in the following circumstances:

     (i) at or about the time of filing by Holding of the annual report on Form 20-F, or the report on Form 6-K that transmits for filing with the Commission the financial statements of Holding for the first six months of its fiscal year, provided, in each case, that your request shall be made not earlier than 75 days nor later than 45 days before the end of the fiscal year or the first half of the fiscal year, as applicable, or

     (ii) at any time the Registration Statement or Prospectus is amended or supplemented to provide for a material change directly relating to the offering of the Notes (other than by means of a pricing supplement), which shall not include a change providing for specific terms of the Notes or any change resulting from the merger of any of the Agents, provided that your request shall be made at a reasonable time after notice of such amendment or supplement or, if no such notice was given, at a reasonable time after such amendment or supplement.

     (j) Each time the Company and the Guarantors furnish a certificate pursuant to the preceding paragraph, at your request the Company and Guarantors will furnish or cause to be furnished forthwith to you written opinions of counsel for the Company and the Guarantors. Any such opinions shall be dated the date of such filing, amendment or supplement, as the case may be, and shall be in a form satisfactory to you and shall be of the same tenor as the opinions referred to in paragraphs (b) and (c) of Section II, but modified to relate to the Registration Statement which incorporates the annual report on Form 20-F, or the Registration Statement and Prospectus as amended or supplemented to the time of delivery of such letter, as the case may be. In lieu of such opinion, counsel last furnishing such an opinion to you may furnish to you a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement which incorporates the annual report on Form 20-F, or the Registration Statement and Prospectus as amended or supplemented to the time of delivery of such letter).

     (k) Each time the Company and the Guarantors furnish a certificate pursuant to the second preceding paragraph, at your request Holding shall cause its independent auditors forthwith to furnish you with a letter, dated the date of such filing, amendment or supplement, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in paragraph (d) of Section II, with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter; provided that each letter so furnished shall use a “cut-off date” no more than three business days prior to the date of such letter.

IV.

     (a) Solicitations as Agent. You hereby agree, as Agents hereunder, to use your reasonable best efforts to solicit and receive offers to purchase Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to you from time to time by the Company or the Purchasing Agent, as the case may be. For the purpose of such solicitation you will use the Prospectus as then amended or supplemented which has been most recently distributed to you by the Company, and you will solicit offers to purchase only as permitted or contemplated thereby and herein. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company, you will as soon as practicable, but in any event no later than one business day after receipt of such instructions, suspend solicitation of offers to purchase until such time as the Company has advised you that such solicitation may be resumed.

     Unless otherwise instructed by the Company, you are authorized to solicit orders for the Notes only in denominations of $1,000 or more (in multiples of $1,000). You are not authorized to appoint subagents or to engage the service of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company; provided, however, that the Purchasing Agent may engage the service of any other broker or dealer without the consent of the Company. The Purchasing Agent will, however, on a periodic basis, provide the Company with a listing of those brokers or dealers so engaged. In addition, unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, the aggregate amount of offers to purchase each proposed issuance of Notes. The Company shall have the sole right to accept offers to purchase Notes offered through you and may reject any proposed purchase of Notes as a whole or in part. You shall have the right, in your discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of your agreements contained herein.

     The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes, a concession in the form of a discount equal to the percentages of the principal amount of each Note sold (the “Concession”); provided that in no case shall the concession exceed 8% of the initial offering proceeds. Notwithstanding the foregoing, for Notes that bear a zero interest rate and are issued at a substantial discount from the principal amount payable at the Maturity Date (a “Zero-Coupon Note”), the Company agrees to pay the Purchasing Agent, as consideration for soliciting the sale of the Zero-Coupon Notes, a Concession in the form of a discount equal to the percentages of the initial offering price of each Zero-Coupon Note sold. The Purchasing Agent and the other Agents will share the Concession in such proportions as they may agree. The actual aggregate Concession with respect to each tranche of Notes will be set forth in the related Pricing Supplement. The Purchasing Agent and the other Agents or Selected Dealers will share the above-mentioned Concession in such proportions as they may agree.

     Except as provided in Section IV(b) hereof, in soliciting offers to purchase Notes from the Company, you are acting solely as agent for the Company and not as principal. If acting on behalf of the Company on an agency basis, you will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been accepted by the Company, but you shall not have any liability to the Company in the event such purchase is not consummated for any reason, other than to repay to the Company any Concession with respect thereto.

     (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and a separate agreement, substantially in the form of Exhibit C hereto, to be entered into on behalf of such Agent(s) by the Purchasing Agent, which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, the Purchasing Agent as principal. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below among the Purchasing Agent, the Company and the

Guarantors) is herein referred to as a “Terms Agreement”. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The Terms Agreement shall not be effective, and the Agents agree that no contracts of sale may be entered into by the Agents in respect of a sale of Notes as described in this section, until the Company has made the Pricing Disclosure Material available to the Agents and the Pricing Effective Time occurs. The Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and shall be subject to the terms and conditions herein set forth. Except pursuant to a Terms Agreement, under no circumstances shall you be obligated to purchase any Notes for your own account. Each Terms Agreement, whether oral (and confirmed in writing which may be by facsimile transmission) or in writing, shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the price to be paid to the Company for such Notes, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes (the “Settlement Date”), whether the Notes provide for a survivor’s option or for optional redemption by the Company and on what terms and conditions, and any other relevant terms. Terms Agreements may take the form of an exchange of any standard form of written telecommunication among the Purchasing Agent, the Company and the Guarantors.

     In connection with the resale of the Notes purchased, without the consent of the Company, you are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the discount paid to you by the Company in excess of the designated reallowance portion; provided, however, that the Purchasing Agent may engage the service of any other broker or dealer without the consent of the Company. The Purchasing Agent will however, on a periodic basis, provide the Company with a listing of those brokers or dealers so engaged. Unless authorized by the Purchasing Agent in each instance, each Agent agrees not to purchase and sell Notes for which an order from a client has not been received.

     Each purchase of Notes by the Purchasing Agent from the Company shall be at a discount from the principal amount of each such Note on the date of issue not in excess of the applicable Concession. Notwithstanding the foregoing, for Zero-Coupon Notes, each purchase of Zero-Coupon Notes by the Purchasing Agent from the Company shall be at a discount from the initial offering price of each such Note on the date of issue not in excess of the applicable Concession.

     (c) Public Offering Price. Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. Zero-Coupon Notes shall be sold to the public at a purchase price no greater than an amount, expressed as a percentage of the principal face amount of such Notes, equal to (i) the net proceeds to the Company on the sale of such Notes, plus (ii) the Concession, plus (iii) accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Selling Group (as defined in Exhibit B) member responsible for such sale, and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement. Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale and delivered to the purchaser along with a notice of availability (pursuant to Rule 172 of the Securities Act) or a copy of the Pricing Disclosure Material.

     (d) Procedures. Procedural details relating to the issue and delivery of, and the solicitation of offers to purchase and payment for, the Notes, whether under Section IV(a) or IV(b) of this Agreement, are set forth in the Administrative Procedures attached hereto as Exhibit B, as amended from time to time (the “Procedures”). Unless otherwise provided in a Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. You, the Company and the Guarantors each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures. The Procedures may only be amended by written agreement of the Company, the Guarantors and each of you.

     (e) You are aware that other than registering the Securities under the Securities Act and the filing of required reports under the Exchange Act, no action has been or will be taken by the Company that would permit the offer or sale of the Notes or possession or distribution of the Prospectus or any other offering material relating to the Notes in any jurisdiction where action for that purpose is required.

     (f) You agree that you will not offer or sell the Notes within the European Economic Area unless (i) you have obtained the Company’s prior written consent and (ii) you comply with the selling restrictions set forth in Exhibit A hereto and those other restrictions of which the Company may inform you in writing from time to time.

V.

     The Company and the Guarantors, jointly and severally, represent and warrant to the Agents that as of the date hereof, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Notes and as of each date the Registration Statement, the Prospectus or the Pricing Disclosure Material is amended or supplemented (each of the times referenced above being referred to herein as a “Representation Date”):

     (a) (i) the Registration Statement complies, and the Registration Statement (and any amendments and supplements thereto, other than amendments or supplements relating solely to securities other than the Notes) will on the applicable Representation Date comply, in all material respects, with the Securities Act and the applicable rules and regulations of the Commission thereunder; (ii) the Prospectus complies, and the Prospectus (and any supplements thereto, other than supplements relating solely to securities other than the Notes) will on the applicable Representation Date comply, in all material respects, with the Securities Act and the applicable rules and regulations of the Commission thereunder; (iii) each document, if any, filed, or to be filed, pursuant to the Exchange Act and incorporated by reference in the Prospectus or the Pricing Disclosure Material complied when so filed, or will comply, in all material respects with the Exchange Act and the rules and regulations thereunder; (iv) at the Commencement Date, the Registration Statement did not contain, and at each Effective Time, the Registration Statement did not or will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (v) at the Commencement Date, the Prospectus did not, and as of each Representation Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) at the time made available by the Company to the Agents for electronic delivery with respect to a tranche of Notes, the Pricing Disclosure Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (b) the Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the requisite power and authority to own its properties and conduct its business as described in the Prospectus and the Pricing Disclosure Materials, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

     (c) Each of the Guarantors has been duly created and is validly existing as a limited liability company incorporated under the laws of The Netherlands and has the power and authority (corporate and other) to own its properties and conduct its businesses as described in the Prospectus and the Pricing Disclosure Materials, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires qualification, except to the extent that the failure to be so qualified or be in good standing or the failure to have such power and authority would not have a material adverse effect on the Guarantors and their subsidiaries, taken as a whole;

     (d) the Company does not have any subsidiaries or investments in any other entity or person;

     (e) this Agreement has been duly authorized, executed and delivered by the Company;

     (f) the Notes have been duly authorized and, when the terms thereof have been established in accordance with the Indenture and when executed, authenticated, issued and delivered in the manner provided for in the Indenture against payment therefor, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies;

     (g) the Indenture has been duly authorized, executed and delivered by each of the Company and the Guarantors and constitutes a legal, valid and binding agreement of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies;

(h) the Indenture has been duly qualified under the Trust Indenture Act;

     (i) the Indenture conforms and the Notes of any particular issuance of Notes will conform in all material respects to the descriptions thereof contained in the Prospectus and the Pricing Disclosure Materials, in each case as amended or supplemented that relate to such issuance of Notes;

     (j) the Guarantee has been duly authorized by each of the Guarantors, and such Guarantee conforms in all material respects to the description thereof contained in the Prospectus and the Pricing Disclosure Materials;

     (k) when the Notes are issued, executed and authenticated in accordance with the Indenture, the Guarantee will constitute the valid and legally binding obligation of each of the Guarantors, enforceable in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies;

     (l) other than as set forth in the Prospectus and the Pricing Disclosure Materials, the Guarantors and their subsidiaries have conducted their businesses and are in compliance in all material respects with all applicable foreign, federal and state laws and regulations, except for any breaches of regulatory requirements which would not have a material adverse effect on the operations of the Guarantors and their subsidiaries considered as a whole;

     (m) the issue and sale of the Notes, the compliance by the Company and the Guarantors with all of the provisions of the Notes, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantors or any of their subsidiaries is a party or by which the Company, the Guarantors or any of their subsidiaries are bound or to which any of the property or assets of the Company, the Guarantors or any of their subsidiaries are subject, or (ii) any statute or any order, rule or regulation of any court or governmental agency or body in the United States or the Netherlands having jurisdiction over the Company, the Guarantors or their subsidiaries or any of their respective properties, except for such conflicts, breaches, violations or defaults under subsections (i) or (ii) immediately above that would not result in a material adverse effect on the Guarantors and their subsidiaries considered as a whole, nor will such action result in any violation of the provisions of the certificate of formation or the limited liability company agreement of the Company or the Articles of Association of either Guarantor;

and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Notes, the issue and sale of the Securities or the consummation by the Company and each of the Guarantors of the other transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such as have been, or will have been prior to the Commencement Date, obtained under the Securities Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by you of offers to purchase Notes from the Company and with purchases of Notes by you as principal, as the case may be, in each case in the manner contemplated hereby;

     (n) other than as set forth in the Prospectus and the Pricing Disclosure Materials, there are no legal or governmental proceedings pending or, to the Company’s or either Guarantor’s knowledge, threatened to which the Company, either Guarantor or any of its subsidiaries is a party or to which any property of the Company, either Guarantor or any of its subsidiaries is subject, which are of a character that are required to be disclosed in the Prospectus and the Pricing Disclosure Materials and which have not been properly disclosed therein;

     (o) immediately after any sale of Notes by the Company hereunder or under any Terms Agreement, the aggregate amount of Notes outstanding at any one time will not exceed any limitation thereon which may then be in effect by action of the Board of Directors of the Company;

     (p) neither the Company nor the Guarantors are, and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, neither the Company nor the Guarantors will be, required to register as an “investment company” as such term is defined in the 1940 Act;

     (q) the Bank’s senior unsecured debt is rated Aa3 by Moody’s Investors Service, Inc. and AA- by Standard & Poor’s Ratings Services, or, after the Commencement Date, such other rating as to which the Company shall have most recently notified the Agents pursuant to Section III(g) hereof;

     (r) a series of senior unsecured debt securities of the Company is listed on the New York Stock Exchange.

     (s) the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 of the Securities Act) filed within three years of the date hereof; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or either Guarantor; and Holding is a “well-known seasoned issuer” as defined in Rule 405, and neither the Company nor Holding is an “ineligible issuer,” as defined in Rule 405 at the “determination dates” relevant to the offering and sale of Notes under the Registration Statement (as described in such definition); no stop order suspending the effectiveness of the registration statement has been issued and no proceeding, to the knowledge of the Company or either Guarantor, for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission; and

     (t) the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Notes other than the Prospectus, the Pricing Disclosure Materials, if any, and a Permitted Free Writing Prospectus and will not use a Permitted Free Writing Prospectus except in compliance with Rule 433 under the Securities Act and otherwise in compliance with the Securities Act.

     (u) any Permitted Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the applicable offering of Notes or until any earlier date that the Company notifies the Agents as described in the next sentence, will not include any information that will conflict with the information contained in the Registration Statement, the Prospectus or the Pricing Disclosure Materials, including any document incorporated by reference therein that has not been superseded or modified.

     (v) if any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Material in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of the Company or either Guarantor, it is necessary to amend or supplement the Pricing Disclosure Material to comply with applicable law, forthwith to prepare, file with the Commission, if necessary, and furnish, at its own expense, to the Agents either amendments or supplements to the Pricing Disclosure Material so that the statements in the Pricing Disclosure Material as so amended or supplemented will not, in the light of the circumstances when the Pricing Disclosure Material is delivered to a prospective purchaser, be misleading or so that the Pricing Disclosure Material, as amended or supplemented, will comply with law.

     The above representations and warranties shall not apply to any statements or omissions made in the Prospectus or the Pricing Disclosure Materials in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein. Each acceptance by the Company of an offer for the purchase of Notes and each issuance of Notes shall be deemed an affirmation by the Company and the Guarantors that the foregoing representations and warranties are true and correct at the time, as the case may be, of such acceptance and of such issuance, in each case as though expressly made at such time. The representations, warranties and covenants of the Company and the Guarantors shall survive the execution and delivery of this Agreement and the issuance and sale of the Notes.

VI.

     (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless you, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) you and each of your and such controlling person’s officers and directors against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable legal and other costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, any Pricing Disclosure Material, any Permitted Free Writing Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither the Company nor the Guarantors shall be liable for any such loss, liability, cost, action or claim arising from any statements or omissions made in reliance on and in conformity with written information provided by you through the Purchasing Agent to the Company expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto; and provided, however, that the foregoing indemnity agreement with respect to any Pricing Disclosure Material shall not inure to the benefit of any Agent from whom the person asserting any such losses, liabilities, costs or claims purchased any Notes where it shall have been determined by a court of competent jurisdiction by final and non-appealable judgment that (i) prior to the Pricing Effective Time of such Notes the Company shall have notified such Agent that the Pricing Disclosure Material contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in a Permitted Free Writing Prospectus constituting Pricing Disclosure Material, such correcting Permitted Free Writing Prospectus was filed with the Commission prior to the Pricing Effective Time of such Notes and such correcting Permitted Free Writing Prospectus was provided to such Agent far enough in advance of the Pricing Effective Time of such Notes so that such correcting Permitted Free Writing Prospectus could have been provided to such person prior to the Pricing Effective Time of such Notes, (iii) such correcting Permitted Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not conveyed to such person at or prior to the Pricing Effective Time of such Notes, and (iv) such correcting Permitted Free Writing Prospectus would have cured the defect giving rise to such losses, liabilities, costs or claims.

     (b) Each Agent severally agrees to indemnify and hold harmless the Company and the Guarantors, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), the Company or the Guarantors, and the Company’s, the Guarantors’, and such controlling person’s officers and directors from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable legal and other costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, any Pricing Disclosure Materials, any Free Writing Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company by such Agent through the Purchasing Agent expressly for use therein.

     (c) If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that, the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section VI unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section VI for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where reasonably necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in this Section VI is unavailable to or insufficient to hold harmless an indemnified party under the preceding paragraphs of this Section VI in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and each Agent on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Notes (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company or the Guarantors on the one hand or by any Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) of Section VI were determined by per capita allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d) of Section VI. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) of Section VI shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d) of Section VI, no Agent shall be required to contribute any amount in excess of the amount by which the total public offering price at which the Notes purchased by it in the offering giving rise to the damages were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) of Section VI to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

     (e) The indemnity and contribution agreements contained in this Section VI and the representations and warranties of the Company and the Guarantors and you in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by or on behalf of the Agents; (iii) any investigation by an indemnified party or on such party’s behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iv) acceptance of and payment for any of the Notes.

VII.

     This Agreement may be terminated at any time by the Agents, on the one hand, or the Company, on the other hand, upon the giving of five business days written notice of such termination to the other. In the event of any such termination, neither party shall have any liability to the other party hereto, except for obligations hereunder which expressly survive the termination of this Agreement and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company and the Guarantors shall have the obligations provided herein with respect to such Note or Notes.

     Subsequent to the execution of a Terms Agreement, (i) the Purchasing Agent may terminate such Terms Agreement, and (ii), if the Purchasing Agent does not elect to terminate such Terms Agreement pursuant to clause (i) of this sentence, upon the request of an Agent with respect to Notes to be purchased through the Purchasing Agent by such Agent, the Purchasing Agent shall terminate such Terms Agreement to the extent of the Notes that were to be purchased through the Purchasing Agent by such requesting Agent, in each case immediately upon notice to the Company, at any time at or prior to the Settlement Date relating thereto, if there shall have occurred any:

     (A) change in the long-term debt of Holding or any change, or any development involving a prospective change, in the financial condition or in the earnings, business or operations of the Holding, otherwise than as set forth or contemplated in the Prospectus (exclusive of any supplement to the Prospectus filed after the execution of a Terms Agreement and at or prior to the related Settlement Date), the effect of which is, in the judgment of the Purchasing Agent or such requesting Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering of such Notes or enforce contracts for the sale of such Notes; or

     (B) downgrading in the rating of the Company’s or either Guarantor’s debt securities (including the Notes) by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of such debt securities; or

     (C) banking moratorium declared by Federal, New York or Netherlands authorities; or

     (D) any attack on, or outbreak or escalation of hostilities or act of terrorism involving the United States or any country in whose currency any Notes are denominated under the applicable Terms Agreement is involved, any declaration of war by Congress, any material adverse change in financial markets or any other substantial national or international calamity or emergency if, in the judgment of the Purchasing Agent or such requesting Agent, the effect of any such attack, outbreak, escalation, act, material adverse change, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the public offering of such Notes or enforce contracts for the sale of such Notes; or

     (E) action by any governmental authority or any change, or any development involving a prospective change, involving currency exchange rates or exchange controls, which makes it impracticable or inadvisable in the judgment of the Purchasing Agent or such requesting Agent to proceed with the public offering of such Notes or enforce contracts for the sale of such Notes; or

     (F) trading in any securities of the Company or the Guarantors has been suspended or limited by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a substantial disruption has occurred in securities settlement or clearance services in the United States.

     If this Agreement is terminated, the last sentence of the second paragraph of Section IV(a), Section III(c), (d) and (e), Section VI, and the first paragraph of Section XIII shall survive; provided, that, if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Section III(a) and (b), and Section IV(b) and (d) shall also survive until time of delivery.

VIII.

     Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to you shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to you at your address, telex or telecopier number set forth below by your signature and shall be sufficient in all respects if delivered or sent by telex, telecopier or registered mail to (a) the Company at 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Kimberly Lynch (telecopier: 312-904-2340) and (b) the Guarantors at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands, Attention: Department of Legal Affairs (telecopier: 011-31-20-6292163). All such notices shall be effective on receipt.

IX.

     This Agreement shall be binding upon you, the Company and the Guarantors, and inure solely to the benefit of you, the Company and the Guarantors and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

X.

     This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

XI.

     The Guarantors have appointed Herbert Biern, Esq., General Counsel, ABN AMRO Bank N.V., Business Unit North America, as their authorized agent (the “Authorized Agent”) upon which process may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York by any Agent and the Guarantors expressly accept the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the Guarantors and such appointment shall have been accepted by such successor authorized agent. The Guarantors represent and warrant that the Authorized Agent has agreed to act as said agent for service of process, and the Guarantors agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Guarantors shall be deemed, in every respect, effective service of process upon the Guarantors.

XII.

     If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

XIII.

     The Company and the Guarantors will pay the expenses incident to the performance of their obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of the Company’s and the Guarantors’ counsel and auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company or the Guarantors; (iv) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement, the Prospectus and the Pricing Disclosure Materials; (v) the reasonable fees and disbursements of Mayer, Brown, Rowe & Maw, counsel for the Agents (including “Blue Sky” fees and disbursements, if any); (vi) if the Company lists Notes on a securities exchange, the costs and fees of such listing; and (vii) any fees charged by rating agencies for the rating of the Notes.

     The Company and the Guarantors hereby acknowledge that the Agents will be acting pursuant to a contractual relationship on an arm’s length basis and in no event do the parties intend that the Agents act or be responsible as a fiduciary to the Company or the Guarantors, their management, stockholders, creditors or any other person. The Company, the Guarantors and the Agents each hereby expressly disclaim any fiduciary relationship and agree they are each responsible for making their own independent judgments with respect to any transactions entered into between them.

     This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     As used herein, “business day” means any day other than a Saturday, Sunday or any day on which banking institutions are authorized or required by law, regulation or executive order to be closed in the City of New York.

[the remainder of this page is intentionally left blank]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Company, the Guarantors and you.

Very truly yours,

LASALLE FUNDING LLC

By:	LaSalle Bank Corporation, its sole member

By:

Name:
Title:

By:

Name:
Title:

ABN AMRO HOLDING N.V.

By:

Name:
Title:

By:

Name:
Title:

ABN AMRO BANK N.V.

By:

Name:
Title:

By:

Name:
Title:

Confirmed and accepted
as of the date first above written:

LASALLE FINANCIAL SERVICES, INC.

By:

Name:
Title:

LaSalle Financial Services, Inc.
327 Plaza Real, Suite 225
Boca Raton, FL 33432
Attention: _______________
Telefax: ________________

A.G. EDWARDS & SONS, INC.

By:

Name:
Title:

A.G. Edwards & Sons, Inc.
One North Jefferson Avenue, 7th Floor
St. Louis, MO 63103
Attention: _______________
Telefax: ________________

BANC OF AMERICA SECURITIES LLC

By:

Name:
Title:

Banc of America Securities LLC
40 West 57th Street
NYI-040-27-03
New York, NY 10019
Attention: High Grade Transaction Management/Legal
Telefax: 646-313-4803

BEAR, STEARNS & CO., INC

By:

Name:
Title:
Bear, Stearns & Co., Inc.
383 Madison Ave.
New York, NY 10179
Attention: _______________
Telefax: ________________

CITIGROUP GLOBAL MARKETS INC.

By:

Name:
Title:

Citigroup Global Markets Inc.
388 Greenwich Street, 32nd Floor
New York, New York 10013
Attention: _______________
Telefax: ________________

EDWARD D. JONES & CO., L.P.

By:

Name:
Title:

Edward D. Jones & Co., L.P.
12555 Manchester Rd., 2nd Floor
St. Louis, MO 63131
Attention: _______________
Telefax: ________________

FIDELITY CAPITAL MARKETS SERVICES
a division of National Financial Services LLC

By:

Name:
Title:

Fidelity Capital Markets Services
a division of National Financial Services LLC
200 Seaport Blvd. - Mail Zone Z2H
Boston, Massachusetts 02210
Attention: _______________
Telefax: ________________

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:

Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center, North Tower
New York, New York 10080
Attention: Transaction Management Group
Telefax: 212-449-2234

MORGAN STANLEY & CO. INCORPORATED

By:

Name:
Title:

Morgan Stanley & Co. Incorporated
1585 Broadway
4th Floor
New York, NY 10036
Attn: Greg Hamwi
Telephone: (212) 761-2206
Telecopier: (212) 507-2460

with a copy to:

Morgan Stanley & Co. Incorporated
1585 Broadway
4th Floor
New York, NY 10036
Attn: Financing Services Group
Telephone: (212) 761-1890
Telecopier: (646) 202-9159

NORTHERN TRUST

By:

Name:
Title:

50 South LaSalle Street
Suite B-12, 12th Floor
Chicago, IL 60675
Attention: _______________
Telefax: ________________

RAYMOND JAMES & ASSOCIATES INC.

By:

Name:
Title:

Raymond James & Associates Inc.
880 Carillon Parkway
Tower 3, 3rd Floor
St. Petersburg, FL 33716-2749
Attention: _______________
Telefax: ________________

RBC DAIN RAUSCHER INC.

By:

Name:
Title:

RBC Dain Rauscher Inc.
1211 Avenue of the Americas
Suite 3201
New York, NY 10036
Attention: Paul Rich
Telefax: _____________

UBS SECURITIES LLC

By:

Name:
Title:

UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901
Attn: Fixed Income Syndicate
Telecopy number: (203) 719-0495
Telephone number: (203) 719-1088

WACHOVIA SECURITIES, LLC

By:

Name:
Title:

Wachovia Securities, LLC
901 East Byrd Street
Riverfront Plaza, West Tower 3rd Floor
Richmond, VA 23219
Attention: _______________
Telefax: ________________

CHARLES SCHWAB & CO., INC.

By:

Name:
Title:

Charles Schwab & Co., Inc.
345 California Street
19th floor (19-115)
San Francisco, CA 94104
Attention: Peter Campfield
Telefax: (415) 667-5087

EXHIBIT A

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) the Notes will be offered to the public in that Relevant Member State of the European Economic Area, except that the Notes may, with effect from and including the Relevant Implementation Date, be offered to the public in that Relevant Member State:

(a)	in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b)	at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c)	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d)	at any time in any other circumstances which do not require the publication by LaSalle Funding LLC of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

A-1

EXHIBIT B

LASALLE FUNDING LLC

$2,500,000,000

LaSalleNotes®

Fully and Unconditionally Guaranteed By

ABN AMRO HOLDING N.V. and ABN AMRO BANK N.V.

Administrative Procedures

     LaSalleNotes® (the “Notes”) and guaranteed (the “Guarantee”) unconditionally by ABN AMRO Holding N.V. and ABN AMRO Bank N.V. (the “Guarantors”) are offered on a continuing basis by LaSalle Funding LLC. The Notes will be offered by LaSalle Financial Services, Inc. (the “Purchasing Agent”), A.G. Edwards & Sons, Inc., Banc of America Securities LLC, Bear, Stearns & Co., Inc., Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Edward D. Jones & Co., L.P., Fidelity Capital Markets Services, a division of National Financial Services LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Northern Trust Securities Inc., Raymond James & Associates Inc., RBC Dain Rauscher Inc., UBS Securities LLC and Wachovia Securities, LLC (collectively, the “Agents”) pursuant to a Selling Agent Agreement among the Company, the Guarantors and the Agents dated as of the date hereof (the “Selling Agent Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit C (each a “Terms Agreement”). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) to (i) customers of the Agents or (ii) selected broker-dealers (the “Selling Group”) for distribution to their customers pursuant to a Master Selected Dealers Agreement (a “Dealers Agreement”) attached hereto as Exhibit E. The Agents have agreed to use their reasonable best efforts to solicit offers to purchase Notes. The Notes and the Guarantee will be senior debt of the Company and the Guarantors, respectively, and have been registered with the Securities and Exchange Commission (the “Commission”). The Bank of New York Trust Company, N.A. is trustee (the “Trustee”) under an Indenture, dated as of September 15, 2006, and as further supplemented from time to time, among the Company, the Guarantors and the Trustee (the “Indenture”) covering the Notes and the Guarantee. Pursuant to the terms of the Indenture, The Bank of New York Trust Company, N.A. also will serve as authenticating agent, issuing agent and paying agent.

     Each tranche of Notes will be issued in book-entry form and represented by one or more fully registered global notes without coupons (each, a “Global Note”) held by the Trustee, as agent for the Depository Trust Corporation (“DTC”) and recorded in the book-entry system maintained by DTC. Each Global Note will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agent Agreement), and will be unconditionally guaranteed by each Guarantor. Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

     Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities will be handled for the Company by its Treasury and Accounting Departments; accountable document control and record-keeping responsibilities will be performed by The Bank of New York. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

     Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreement or the Prospectus and the Pricing Supplement (together, the “Prospectus”), the relevant provisions of the Notes, the Indenture, the Selling Agent Agreement and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the Commission pursuant to Rule 424 of the Securities Act, or the Indenture.

     A notice provided pursuant to Rule 173 under the Securities Act of 1933, as amended (the “Securities Act”) in lieu of a Prospectus (including the Pricing Supplement) is herein referred to as the “Rule 173 Notice.”

ADMINISTRATIVE PROCEDURES FOR NOTES

     In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated [August 7, 2006], and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”), dated April 14, 1989, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). The procedures set forth below may be modified in compliance with DTC’s then applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.

     Maturities: Each Note will mature on a date (the “Maturity Date”) selected by the initial purchaser and agreed to by the Company. “Maturity” when used with respect to any Note means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

     Issuance: All Notes having the same terms will be represented initially by a single Global Note. Each Global Note will be dated and issued as of the date of its authentication by the Trustee. All Discount Notes which have the same terms (collectively, the “Zero-Coupon Terms”) will be represented initially by a single Global Certificate in fully registered form without coupons. Each Global Note will bear an original issue date (the “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon registration of transfer, exchange or substitution of an original Note regardless of their dates of authentication.

     Identification Numbers: The Company has received from the CUSIP Service Bureau (the “CUSIP Service Bureau”) of Standard & Poor’s Corporation (“Standard & Poor’s”) one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. The Company will provide DTC and the Trustee with a list of such CUSIP numbers. The Company will assign CUSIP numbers as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Trustee and DTC with the list of additional CUSIP numbers so obtained.

     Registration: Unless otherwise specified by DTC, Global Notes will be issued only in fully registered form without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

     Transfers: Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

     Exchanges: The Trustee, at the Company’s request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Notes having the same terms (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Issuing Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing, the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal or face amount, one replacement Global Note will be authenticated and issued to represent each $500,000,000 of principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See “Denominations” below).

     Denominations: Notes will be issued in denominations of $1,000 or more (in multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of $500,000,000. If one or more Notes having an aggregate principal or face amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $500,000,000 principal or face amount of such Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

     Issue Price: Unless otherwise specified in an applicable Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

     Interest: Each Note will bear interest at a fixed rate, which may be zero during all or any part of the term in the case of certain Notes issued at a price representing a substantial discount from the principal amount payable at Maturity. Interest on each Note will accrue from the Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods.

     Except as set forth hereafter, each payment of interest on a Note will include interest accrued to but excluding, as the case may be, the Interest Payment Date or the date of Maturity (other than a Maturity Date of a Note occurring on the 31st day of a month in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Any payment of principal, premium or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business Day and no interest shall accrue as a result of any such delayed payment.

     Each pending deposit message described under Settlement Procedure “C” below will be routed to Standard & Poor’s, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor’s.

     Each Note will bear interest from and including its Issue Date at the rate per annum set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Supplement, interest on each Note (other than a Zero-Coupon Note) will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption provisions or the Survivor’s Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at Maturity, on a date of redemption or in connection with the exercise of the Survivor’s Option will be payable to the person to whom principal shall be payable.

     Any payment of principal, and premium, if any, or interest required to be made on a Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in the applicable Pricing Supplement, any interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

     The Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month (or the next Business Day if not a Business Day), commencing in the calendar month that next succeeds the month in which the Note is issued. In the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month (or the next Business Day if not a Business Day), commencing in the third succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month (or the next Business Day if not a Business Day), commencing in the sixth succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month (or the next Business Day if not a Business Day), commencing in the twelfth succeeding calendar month following the month in which the Note is issued. The Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day; provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable.

     Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

     Calculation of Interest: Unless otherwise specified in the applicable Pricing Supplement, interest on the Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. (Examples of interest calculations are as follows:

October 1, 2000 to April 1, 2001 equals 6 months and 0 days, or 180 days; the interest paid equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from

December 3, 2000 to April 1, 2001 equals 3 months and 28 days, or 118 days; the interest payable equals 118/360 times the annual rate of interest times the principal amount of the Note.)

     Guarantee: Each Note will be unconditionally guaranteed by ABN AMRO Bank N.V. and ABN AMRO Holding N.V.

     Business Day: “Business Day” means, unless otherwise specified in the applicable Pricing Supplement, any day, other than a Saturday or Sunday, that meets the following applicable requirement: such day is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in the City of New York.

     Payments of Principal and Interest: Payments of Principal and Interest. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment”. If any Interest Payment Date for any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

     Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Notes maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment (“Maturity”) in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment”. If the Maturity Date of any Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and so advise the Company.

     Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Global Notes by instructing the Trustee to withdraw funds from an account maintained by the Company with BNY Midwest Trust Company, by wire transfer to BNY Midwest Trust

Company or as otherwise agreed with the Trustee. The Company will confirm such instructions in writing to the Trustee. Prior to 10:00 a.m., New York City time, on the Interest Payment Date or the Maturity Date, as the case may be, or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

     Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

     Procedure for Rate Setting and Posting: The Company and the Agents will discuss, from time to time, the aggregate principal amounts of, the Maturities, the Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as “Posting”), or if the Company decides to change interest rates previously posted by it, it will promptly advise the Agents of the prices and interest rates to be posted.

     The Company will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Trustee and Purchasing Agent of said assignment by telephone and/or by telecopier or other form of electronic transmission prior to Posting. The Purchasing Agent will, in turn, include the assigned CUSIP number on all Posting notices communicated to the Agents and Selling Group members.

     Offering of Notes: In the event that there is a Posting, the Purchasing Agent will communicate to each of the Agents and Selling Group members the Maturities of, along with the interest rates to be borne by, each tranche of Notes that is the subject of the Posting. Thereafter, the Purchasing Agent, along with the other Agents and the Selling Group, will solicit offers to purchase the Notes accordingly.

     Purchase of Notes by the Purchasing Agent: The Purchasing Agent will, no later than 4:00 p.m. (New York City time) on the sixth day subsequent to the day on which such Posting occurs, or if such sixth day is not a Business Day, on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a “Trade Day”), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each tranche that the Purchasing

Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

     Acceptance and Rejection of Orders: Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted. Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and participating Selling Group members of the action taken by the Company.

     Preparation of Pricing Supplement: If any offer to purchase a Note is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement (substantially in the form attached to the Selling Agent Agreement as Exhibit D) reflecting the terms of such Note and will have filed such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply a copy thereof (or additional copies if requested) to the Purchasing Agent, by no later than 11:00 a.m. New York City time on the Business Day immediately following the Trade Day, and one copy to the Trustee. The Purchasing Agent will cause a Prospectus and Pricing Supplement, or in lieu thereof, the Rule 173 Notice, to be delivered to each of the other Agents and Selling Group members that purchased such Notes, and each of these, in turn, will, pursuant to the terms of the Selling Agent Agreement and the Master Selected Dealer Agreement, cause to be delivered a copy of the applicable Pricing Supplement, or in lieu thereof, the Rule 173 Notice, to each purchaser of Notes from such Agent or Selling Group member. In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

     Delivery of Confirmation and Prospectus to Purchaser by Purchasing Agent: Subject to “Suspension of Solicitation; Amendment or Supplement” below, the Agents will deliver a Prospectus (including the Pricing Supplement) as herein described with respect to each Note sold by it.

     For each offer to purchase a Note solicited by an Agent and accepted by or on behalf of the Company, the Purchasing Agent will issue a confirmation to the purchaser, setting forth the terms of such Note and other applicable details described above and delivery and payment instructions. In addition, the Purchasing Agent will deliver to such purchaser the Prospectus (including the Pricing Supplement), or in lieu thereof, the Rule 173 Notice, in relation to such Note prior to or together with the earlier of any written offer of such Note, delivery of the confirmation of sale or delivery of the Note.

     Settlement: The receipt of immediately available funds by the Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute “Settlement” with respect to such Note. All orders accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, that in all cases the Company will notify the Trustee on the date issuance instructions are given.

     Settlement Procedures: In the event of a purchase of Notes by any Agent, as principal, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into among such Agent, the Company and the Guarantors pursuant to the Selling Agent Agreement. Settlement Procedures with regard to each Note sold by an Agent, as agent for the Company, shall be as follows:

     A. After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the “Note Sale Information”) to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

1.	Principal amount of the purchase;

2.	Interest Rate;

3.	Interest Payment Dates;

4.	Settlement Date;

5.	Maturity Date;

6.	Purchase Price;

7.	Purchasing Agent’s commission determined pursuant to Section IV(a) of the Selling Agent Agreement;

8.	Net proceeds to the Company;

9.	Trade Date;

10.	If a Note is redeemable by the Company, such of the following as are applicable:

(i)	The date on and after which such Note may be redeemed (the “Redemption Commencement Date”),

(ii)	Initial redemption price (% of par), and

(iii)	Amount (% of par) that the initial redemption price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

11.	Whether the Note has the Survivor’s Option;

12.	If a Discount Note, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

13.	DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note; and

14.	Such other terms as are necessary to complete the applicable form of Note.

     B. The Company will advise the Trustee by telephone (confirmed in writing and signed by an authorized person at any time on the same date) or by facsimile transmission signed by an authorized person of the information set forth in Settlement Procedure “A” above and the name of the Purchasing Agent. The Trustee will assign a CUSIP number to the Global Security representing such Note. The Trustee will notify the Company and the Purchasing Agent of such CUSIP number by telephone as soon as practicable.

     C. The Trustee will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:

1.	The information received in accordance with Settlement Procedure “A”.

2.	The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

3.	The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

4.	The CUSIP number of the Global Note representing such Notes.

5.	The frequency of interest.

6.	Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

     D. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

     E. The Trustee will complete and deliver a Global Note (including the Guarantee thereon) representing such Note in a form that has been approved by the Company, the Guarantors, the Agents and the Trustee.

     F. The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

     G. The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to the participant account of the Agent maintained by DTC and (ii) debit the settlement account of the Agent and credit the settlement account of the Trustee maintained by DTC, in an mount equal to the price of such Note less the Purchasing Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

     H. The Purchasing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent’s participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note so credited to their accounts.

     I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

     J. The Trustee will credit to an account of the Company maintained at BNY Midwest Trust Company funds available for immediate use in an amount equal to the amount credited to the Trustee’s DTC participant account in accordance with Settlement Procedure “G”.

     K. The Trustee will send a copy of the Global Note representing such Note by first-class mail to the Company.

     L. The Purchasing Agent will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus, as most recently amended or supplemented, must accompany or precede such confirmation.

     M. Upon request by the Company, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

     Settlement Procedures Timetable: In the event of a purchase of Notes by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into among the Purchasing Agent, the Company and the Guarantors pursuant to the Selling Agent Agreement. For orders of Notes solicited by an Agent, as agent, and accepted by the Company, Settlement Procedures “A” through “M” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement:	Procedure	Time
A		4:00 p.m. on the Trade Day.
B		5:00 p.m. on the Trade Day.
C		2:00 p.m. on the Business Day before the Settlement Date.
D		10:00 a.m. on the Settlement Date.
E		12:00 p.m. on the Settlement Date.
F		12:30 p.m. on the Settlement Date.
G-H		2:00 p.m. on the Settlement Date.
I		4:45 p.m. on the Settlement Date.
J-L		5:00 p.m. on the Settlement Date
M		At the request of the Company.

NOTE: The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure “L”). Settlement Procedure “I” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date. If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

     Failure to Settle: If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message; provided, that, such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “H”, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse the Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

     Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures “D” and “E”, for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

     Procedure for Rate Changes: Each time a decision has been reached to change rates, the Company will promptly advise the Agents of the new rates, who will forthwith suspend solicitation of purchases of Notes at the prior rates. The Agents may telephone the Company with recommendations as to the changed interest rates.

     Suspension of Solicitation; Amendment or Supplement: Subject to the Company’s and the Guarantors’ representations, warranties and covenants contained in the Selling Agent Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of offers to purchase may be resumed. In the event that at the time the Company suspends solicitation of offers to purchase there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered. If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission.

     Trustee Not to Risk Funds: Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

     Advertising Costs: The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

EXHIBIT C

LASALLE FUNDING LLC

LaSalleNotes®

Terms Agreement

__________ __, 200_

LaSalle Funding LLC
135 South LaSalle Street
Chicago, Illinois 60603

The undersigned agrees to purchase the following aggregate principal amount of Notes:

$ ___________

The terms of such Notes shall be as follows:

CUSIP Number: ________________

Interest Rate: _________________%

Maturity Date: ________________

Price to Public: _______________

Agent’s Concession: ___________%

Guaranteed Unconditionally By: ABN AMRO Holding N.V. and ABN AMRO Bank N.V.

Settlement Date, Time and Place: __________________________________________

Survivor’s Option: _______________

Interest Payment Dates: _______________

Optional Redemption, if any: ______________

Initial Redemption Date: _________________

C-1

Redemption Price: Initially % of Principal Amount and declining
__________ % of the Principal Amount on each anniversary of the
Initial Redemption Date until the Redemption Price is 100% of the
Principal Amount.

[Any other terms and conditions agreed to by such Agent, the Company and the Guarantors]

LASALLE FINANCIAL SERVICES, INC.

By:

Name:
Title:
ACCEPTED:

LASALLE FUNDING LLC

By:

Name:
Title:

C-2

EXHIBIT D

FORM OF PRICING SUPPLEMENT

Registration No. 333-[          ]
Filed Pursuant to Rule 424(b)(2)

LASALLE FUNDING LLC

LaSalleNotes®

Fully and Unconditionally Guaranteed By

ABN AMRO HOLDING N.V. and ABN AMRO BANK N.V.

--------------------------------------------------------------------------------

Pricing Supplement No. __ Trade Date: __/__/__ (To Prospectus Supplement dated September 29, 2006)

Issue Date: __/__/__

The date of this Pricing Supplement is _________ __, ____

CUSIP
or Common Code	Principal Amount	Interest Rate	Maturity Date	Price to Public

Interest Payment
Frequency	Subject to	Dates and terms of redemption
(begin date)	Survivor’s Option	Redemption	(including the redemption price)

Discounts and Proceeds to Issuer	Commissions	Reallowance	Dealer

D-1

EXHIBIT E

Form of Master Selected Dealer Agreement1

[Name of Broker-Dealer]
[Broker-Dealer’s Address]

Dear Selected Dealer:

     In connection with public offerings of securities after the date hereof for which we are acting as manager of an underwriting syndicate or are otherwise responsible for the distribution of securities to the public by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

     1. Applicability of this Agreement. The terms and conditions of this Agreement shall be applicable to any public offering of securities (“Securities”) pursuant to a registration statement filed under the Securities Act of 1933 (the “Securities Act”), or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein LaSalle Financial Services, Inc. (“LFS”) (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected broker-dealers (“Selected Dealers”) and has expressly informed you that such terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering”. In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.

     2. Conditions of Offering; Acceptance and Purchases. Any Offering will be subject to delivery of the Securities and their acceptance by us and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by telegram, telex or other form of written communication (“Written Communication”) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. “Written Communication” may include, in the case of any Offering described in Section 3(a) hereof, Time of Sale Information (as defined below) and, in the case of an Offering described in Section 3(b) hereof, an offering circular. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless

[1] Confirm this is updated version.

otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to LaSalle Financial Services, Inc., 327 Plaza Real, Suite 225, Boca Raton, Florida 33432 (Telecopy: (561) 416-6180).We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one business day’s prior notice to you, by certified or official bank check, in an amount equal to the Public Offering Prices (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in immediately available funds to the order of LaSalle Financial Services, Inc., against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

     3. Representations, Warranties and Agreements.

     (a) Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), the following terms should have the following meaning. The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering. The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 of the Securities Act. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by the issuer in connection with the Offering of the Securities that has been filed with the Securities and Exchange Commission (the “Commission”) in accordance with Rule 433(d) of the Securities Act or (ii) a free writing prospectus containing solely a description of terms of the Securities that (a) does not reflect the final terms, (b) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) and (c) is furnished to you by LFS. “Time of Sale Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, relating to the Offering of Securities. In connection with any Registered Offering, we shall provide you with, or otherwise make available (electronically or by other means), such number of copies of the Time of Sale Information and of the Prospectus (other than in each case information incorporated by reference therein) as you may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable rules and regulations of the Commission thereunder. You represent and warrant that you are familiar with Rule 173 under the Securities Act and agree that you will comply therewith. You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as defined in Rule 405 under the Securities Act) concerning the Offering, any issuer of the Securities, (including without limitation any free writing prospectus and any information furnished by any issuer of the Securities but not incorporated by reference into the Preliminary Prospectus or Prospectus) other than (a) any Preliminary Prospectus or Prospectus; (b) any Permitted Free Writing Prospectus; or

(c) any communications that comply with Rule 134 or Rule 135 of the Securities Act. You represent that the Time of Sale Information has been conveyed to each person to whom you sell or deliver Securities prior to entering into a contract of sale with such person. You agree to make a record of your distribution of the Time of Sale Information related to each Offering. When furnished with copies of any revised Preliminary Prospectus or Permitted Free Writing Prospectus or a new Permitted Free Writing Prospectus revising or supplementing the terms of the Preliminary Prospectus or a previous Permitted Free Writing Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus or Permitted Free Writing Prospectus prior to entering into any contract of sale with such person. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the Time of Sale Information in connection with the sale of such Securities.

     (b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, including, without limitation, an Offering of "exempted securities" as defined in Section 3(a)(12) of the Exchange Act (an “Exempted Securities Offering”), we shall provide you with such number of copies of each preliminary offering circular and of the final offering circular relating thereto as you may reasonably request. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

     (c) Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to broker-dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance (if any) to broker-dealers. The offering price, selling concession and reallowance (if any) to broker-dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price”, the “Concession” and the “Reallowance”. With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If notified by us, you may sell securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the Concession. If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to broker-dealers (i) who are actually engaged in the investment banking or securities business, (ii) who execute the written agreement prescribed by Rule 2740(c) of the Conduct Rules of the National Association of Securities

Dealers, Inc. (the "NASD") and (iii) who, if they are foreign banks, broker-dealers or institutions not eligible for membership in the NASD, represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, broker-dealers and institutions set forth in Section 3(e) hereof.

     (d) Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree not to purchase and sell Securities for which an order from a client has not been received without our consent in each instance. You further agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.

     (e) NASD. You represent and warrant that you are actually engaged in the investment banking or securities business. In addition, you further represent and warrant that you are either (i) a member in good standing of the NASD, (ii) a foreign bank, broker-dealer or institution not eligible for membership in the NASD which agrees not to make any sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making any other sales to comply with the NASD’s interpretation with respect to free riding and withholding, or (iii), solely in connection with an Exempted Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a “Bank”). You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the NASD’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

     You agree that, in connection with any purchase or sale of the Securities wherein a selling Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of Rule 2740 of the Conduct Rules of the NASD, (2) if you are a non-NASD member broker or dealer in a foreign country, you will also comply (a), as though you were an

NASD member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules and (b) with Rule 2420 of the Conduct Rules as that Rule applies to a non-NASD member broker or dealer in a foreign country and (3), in connection with an Exempted Securities Offering, if you are a Bank, you will also comply, as though you were an NASD member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules.

     You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1), (2) and (3) of the preceding paragraph will be applicable.

     (f) Relationship among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Reallowance. You are not authorized to act as agent for us, any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers (including you), or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

     (g) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.

     (h) Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering, including but not limited to NASD Rule 2310, New York Stock Exchange Rule 405, NASD Notice-to-Members 03-71 and any other laws, rules or regulations regarding suitability or diligence of accounts. You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they have not relied upon advice from us, any issuer of the Securities, the Underwriters or other sellers of the Securities or any of our or their respective affiliates regarding the suitability of the Securities for any investor.

     (i) Registration of the Securities. You are aware that no action has been or will be taken by the issuer of the Securities that would permit the offer or sale of the Securities or possession or distribution of the Prospectus or any other offering material relating to the Securities in any jurisdiction where action for that purpose is required, other than registering the Securities under the Securities Act in the case of a Registered Offering. Accordingly, you agree that you will observe all applicable laws and regulations in each jurisdiction in or from which you may directly or indirectly acquire, offer, sell, or deliver Securities or have in your possession or distribute the Prospectus or any other offering material relating to the Securities, and you will obtain any consent, approval or permission required by you for the purchase, offer, or sale by you of the Securities under the laws and regulations in force in any such jurisdiction to which you are subject or in which you make such purchase, offer, or sale. Neither the issuer of the Securities nor LFS or any Selected Dealers or Underwriters shall have any responsibility for determining what compliance is necessary by you or for your obtaining such consents, approvals, or permissions. You further agree that you will take no action that will impose any obligations on the issuer of the Securities, LFS, or any Selected Dealers or Underwriters. Subject as provided above, you shall, unless prohibited by applicable law, furnish to each person to whom you offer, sell or deliver Securities a copy of the Prospectus (as then amended or supplemented) or (unless delivery of the Prospectus is required by applicable law) inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. You are not authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Securities. In the case of an Exempted Securities Offering, all references to "Prospectus" in this section shall be interpreted to mean "offering circular."

     (j) Electronic Media. You agree that you are familiar with the Commission’s guidance on the use of electronic media to deliver documents under the Federal Securities laws (including, but not limited to, Release 33-7856 (May 4, 2000) and Release 33-7233 (October 6, 1995)) and the NASD Notice-to-Members 98-3 (January 1998) concerning delivery of documents by broker dealers through electronic media. You agree that you will comply therewith in connection with the delivery of the Time of Sale Information to investors in connection with a Registered Offering.

     (k) Structured Products. You agree that you are familiar with NASD Notice-to-Members 05-59 concerning NASD members’ obligations when selling structured products and, to the extent it is applicable to you, you agree to comply with the requirements therein.

     (l) New Products. You agree to comply with NASD Notice-to-Members 05-26 recommending best practices for reviewing new products (which agreement shall also be for the benefit of any issuer of the Securities).

     (m) U. S. Patriot Act/Office of Foreign Asset Control (OFAC). You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder.

     (n) Cease and Desist Proceedings. You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Offering.

     4. Indemnification. You agree to indemnify and hold harmless LFS, the issuer of the Securities and any Underwriter and each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) LFS or the issuer of the Securities, and their respective directors, officers and employees from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) (collectively, “Losses”) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such Losses arise out of or are in connection with the breach of any representation, warranty or agreement made by you herein.

     If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     The indemnity agreements contained in this Section and the representations and warranties by you in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by an indemnified party or on such party’s behalf its officers or directors or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iii) acceptance of and payment for any Securities.

     5. Termination, Supplements and Amendments. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and supersedes all prior oral or written agreements between the parties hereto or their predecessors with regard to the subject matter hereof. This Agreement may be terminated by Written Communication from you to LFS or from LFS to you. Until so terminated, this Agreement shall continue in full force and effect. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date you received such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

     6. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

     7. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. Headings and References. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

     Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this

Agreement (as supplemented and amended pursuant to Section 5 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) acknowledgment that you have requested and received from us sufficient copies of the Time of Sale Information and prospectus or final offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

LASALLE FINANCIAL SERVICES, INC.

By:

Name:
Title:

CONFIRMED: _________ __, 200_

(NAME OF BROKER-DEALER)

By:

Name:
Title: